Exhibit 99

FOR IMMEDIATE RELEASE:

MAGIC LANTERN GROUP RECEIVES NOTICE OF FAILURE TO
      SATISFY AMEX CONTINUED LISTING STANDARDS

NEW YORK, NY: May 5, 2005:   Magic Lantern Group, Inc. (AMEX: GML) (“MLG”), a leading international distributor of educational content and third-generation, digital content and e-delivery solutions, announced today that on April 29, 2005, MLG received notice from The American Stock Exchange ("AMEX") indicating that MLG has failed to satisfy certain continued listing standards.  Specifically, MLG is not in compliance with: (1) Section 1003(a)(i) of the AMEX Company Guide, in that MLG’s stockholders' equity is less than $2 million and it has sustained losses from continuing operations and/or net losses in two of the three most recent fiscal years; (2) Section 1003(a)(ii) of the AMEX Company Guide, in that MLG’s stockholders' equity is less than $4 million and it has sustained losses from continuing operations and/or net losses in three of the four most recent fiscal years; (3) Section 1003(a)(iii) of the AMEX Company Guide, in that MLG’s stockholders' equity is less than $6 million and it has sustained losses from continuing operations and/or net losses in the five most recent fiscal years; and (4) Section 1003(a)(iv) of the AMEX Company Guide, in that MLG has sustained losses that are so substantial in relation to overall operations or existing financial resources, or financial condition has become so impaired that it appears questionable, in the opinion of AMEX, as to whether or not MLG will be able to continue operations and/or meet its obligations as they mature.  In addition, AMEX noted that MLG is not in compliance with Section 301 of the AMEX Company Guide in that it failed to make a timely application to list additional shares of its common stock and it issued shares of common stock without first obtaining AMEX’s approval.

        In order to maintain its AMEX listing, MLG must submit a plan by May 31, 2005, advising AMEX of the actions it has taken, or will take, that would bring it into compliance with the applicable listing standards within 18 months of the receipt of the AMEX notification letter.  If AMEX accepts MLG’s plan it may be able to continue its listing during the plan period of up to 18 months, during which time MLG will be subject to periodic review to determine if it is making progress consistent with the plan.  If MLG is not in compliance with the continued listing standards at the end of the 18-month plan period, or it does not make progress consistent with the plan during the plan period, AMEX staff will initiate delisting proceedings as appropriate.  If MLG does not submit a plan, or if it submits a plan that is not accepted, MLG may be subject to delisting proceedings.

        MLG must contact AMEX no later than May 13, 2005 to confirm receipt of the notification letter and indicate whether it intends to submit a plan.  MLG intends to submit a compliance plan to AMEX by May 31, 2005.  There is no guarantee that MLG’s plan will be completed, timely filed or accepted by AMEX.

MLG’s common stock continues to trade on AMEX.

About Magic Lantern Group, Inc.

Magic Lantern Group, Inc. operates several strategic subsidiaries and divisions, including the global distribution of videos and DVD’s from more than 300 world-renowned producers, its core business for nearly 30 years. Key divisions are Sonoptic Technologies, a pioneer in commercial digital video encoding and online digital video utility and leading provider of third-generation digital technology solutions and the recently launched Magic Vision Digital Media, Inc., a provider of digital on-demand/on-line desktop delivery for sports entertainment, health care, human resource, and corporate governance and compliance industries. For more information, visit: http://www.magiclanterngroup.com.

Contact Information: For Investor Relations, contact Gary Geraci, National Financial Network, 781-444-6100 ext. 629, email: garyg@nfnonline.com and visit: http://www.nfnonline.com/gml/. At the Company, contact Lorraine Villa, Executive Assistant to the CEO, lvilla@magiclantern.ca, 1-800-263-1717 ext.2450.

Any statements in this Press Release about future expectations, plans and prospects for the Company constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," “could,” "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors, including those risks identified in our Annual Report on Form 10-K, which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Revenue projections contained in this release are subject to the successful execution of e-commerce websites. The company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information catered in this press release including such forward-looking statements.

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